As filed with the Securities and Exchange Commission on July 6, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RRsat Global Communications Network Ltd.
(Exact name of registrant as specified in its charter)

Israel (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification No.)
Re'em. D.N. Shikmim 79813, Israel (Address of Principal Executive Offices)	Not applicable (Zip Code)

RRsat Global Communications Network Ltd. 2006 Israel Equity Incentive Plan, as amended
(Full title of the plan)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(Name and address of agent for service)

302-738-6680
(Telephone number, including area code, of agent for service)

Copy to:
Tuvia J. Geffen, Adv. Naschitz, Brandes & Co. 5 Tuval Street Tel Aviv 67897, Israel Telephone: (972) 3-623-5000 Facsimile: (972) 3-623-5005	Bruce A. Mann, Esq. Andrew D. Thorpe, Esq. Morrison & Foerster LLP 425 Market Street San Francisco, CA 94105 Telephone: 415-268-7000 Facsimile: 415-268-7522

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated Filer ☐	Accelerated filer ☒
Non-accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Ordinary shares, par value NIS 0.01 per share	520,397 shares(3)	$6.84	$3,559,516	$413.26

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (this "Registration Statement") shall also cover an additional indeterminable number of ordinary shares which become issuable under the above-named plan by reason of any future share dividend, share split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding ordinary shares.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon $6.84, the average of the high and low sales prices of the registrant's ordinary shares on the NASDAQ Global Select Market on July 1, 2011.

(3)
Additional ordinary shares authorized for issuance pursuant to awards made under the RRsat Global Communications Network Ltd. 2006 Israel Equity Incentive Plan as a result of a recent amendment to the Plan.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 is to register an additional 520,397 ordinary shares, par value NIS 0.01 per share (“Ordinary Shares”), of RRsat Global Communications Network Ltd. (the “Registrant”) for issuance pursuant to awards under the RRsat Global Communications Network Ltd. 2006 Israel Equity Incentive Plan, as amended (the “Plan”).  In accordance with General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-140936), filed with the Securities and Exchange Commission (the "Commission") on February 28, 2007, to register 441,000 Ordinary Shares for issuance pursuant to awards under such Plan, are incorporated herein by reference.  On June 28, 2011, the Registrant amended the Plan to increase the number of Ordinary Shares that may be issued under the Plan to 961,397 Ordinary Shares from 441,000 Ordinary Shares.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                Incorporation of Documents by Reference.

The following documents and information filed with the Commission (the “Commission”) by the Registrant are incorporated herein by reference:

•	the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2010;

•
The Registrant's Reports on Form 6-K furnished to the Commission on March 29, 2011, April 14, 2011, April 28, 2011 (two filings), May 2, 2011, May 16, 2011 (two filings), May 19, 2011, May 25, 2011, May 31, 2011, June 13, 2011, June 15, 2011 and June 28, 2011; and

•
the description of the Registrant’s Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-33085) filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, on October 13, 2006.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof (in the case of any Report on Form 6-K, if and to the extent the Registrant identifies in the Report that it is being incorporated by reference herein) from the date of filing of such documents.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.                                Exhibits.

The following exhibits are filed herewith as part of this Registration Statement.

Exhibit
No.	Description

4.1
Memorandum of Association of the Registrant and an amendment thereto (translated from Hebrew)(incorporated herein by reference to Exhibit 3.1 to the Registrant's Form F-1, Commission File No. 333-137930, filed on October 10, 2006).

4.2
Amendment to Memorandum of Association of the Registrant (translated from Hebrew)(incorporated herein by reference to Exhibit 3.5 to the Registrant's Form F-1, Commission File No. 333-137930, filed on October 10, 2006).

4.3
Amended and Restated Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.4 to the Registrant's Form F-1, Commission File No. 333-137930, filed on October 10, 2006).

4.4
RRsat Global Communications Network Ltd. 2006 Israel Equity Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant's Form F-1, Commission File No. 333-137930, filed on October 10, 2006).

4.5	Amendment to RRsat Global Communications Network Ltd. 2006 Israel Equity Incentive Plan, dated June 28, 2011.

5.1	Opinion of Naschitz, Brandes & Co., Advocates.

23.1	Consent of Naschitz, Brandes & Co., Advocates (included in Exhibit 5.1).

23.2	Consent of Somekh Chaikin, Member Firm of KPMG International, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Re'em, Israel, on July 6, 2011.

RRsat Global Communications Network Ltd.
By:	/s/ David Rivel
David Rivel
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DAVID RIVEL and DAVID ABER, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Shlomo Shamir	Chairman of the Board	July 6, 2011
Dr. Shlomo Shamir

/s/ David Rivel	Chief Executive Officer and Director	July 6, 2011
David Rivel	(Principal Executive Officer)

/s/ David Aber	Chief Financial Officer	July 6, 2011
David Aber	(Principal Financial and Accounting Officer)

/s/ David Assia	Director	July 6, 2011
David Assia

/s/ Amit Ben-Yehuda	Director	July 6, 2011
Amit Ben-Yehuda

/s/ Dan Levinson	Director	July 6, 2011
Dan Levinson

/s/ Vered Levy-Ron	Director	July 6, 2011
Vered Levy-Ron

/s/ Ron Oren	Director	July 6, 2011
Ron Oren

/s/ Gilad Ramot	Director	July 6, 2011
Gilad Ramot

/s/ Guy Vaadia	Director	July 6, 2011
Guy Vaadia

/s/ Puglisi & Associates	Authorized Representative in the United States	July 6, 2011
Puglisi & Associates

INDEX TO EXHIBITS

Exhibit
No.	Description

4.1
Memorandum of Association of the Registrant and an amendment thereto (translated from Hebrew)(incorporated herein by reference to Exhibit 3.1 to the Registrant's Form F-1, Commission File No. 333-137930, filed on October 10, 2006).

4.2
Amendment to Memorandum of Association of the Registrant (translated from Hebrew)(incorporated herein by reference to Exhibit 3.5 to the Registrant's Form F-1, Commission File No. 333-137930, filed on October 10, 2006).

4.3
Amended and Restated Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.4 to the Registrant's Form F-1, Commission File No. 333-137930, filed on October 10, 2006).

4.4
RRsat Global Communications Network Ltd. 2006 Israel Equity Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant's Form F-1, Commission File No. 333-137930, filed on October 10, 2006).

4.5	Amendment to RRsat Global Communications Network Ltd. 2006 Israel Equity Incentive Plan, dated June 28, 2011.

5.1	Opinion of Naschitz, Brandes & Co., Advocates.

23.1	Consent of Naschitz, Brandes & Co., Advocates (included in Exhibit 5.1).

23.2	Consent of Somekh Chaikin, Member Firm of KPMG International, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (on signature page).